AMENDMENT NO. 1 TO LOCK-UP AND LEAK-OUT AGREEMENT

This constitutes Amendment No. 1 (the ***"Amendment"***) to that Lock-Up and Leak-Out Agreement dated as of April 14, 2024 (the ***"Agreement"***), by and between Accredited Solutions, Inc., a Nevada corporation (the ***"Company"***), and JanBella Group, LLC, a North Carolina limited liability company (the ***"Noteholder"***).

Capitalized terms herein shall have the same meanings as set forth in the Agreement.

For good and adequate consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Noteholder agree, as follows:

A. The term "Effective Date" in the Agreement shall mean September 16, 2024.

B. The 110 shares of the Company's Series B Preferred Stock issued to, and currently owned by, Noteholder (the ***"Series B Preferred Stock"***) pursuant to an Exchange Agreement dated April 18, 2024, with the Company in exchange for the Outstanding Balance shall be subject to the Lock-up Period, the Leak-out Period, the Leak-out Monthly Limits and the Weekly Leak-out Amount.

C. The shares of Company common stock into which the Series B Preferred Stock may be converted shall be deemed to be Agreement Stock.

D. The term "Lock-up Period" in the Agreement shall mean the period beginning on the date of this Amendment and ending on November 15, 2024.

E. The term "Leak-out Period" in the Agreement shall mean the period from November 15, 2024, through May 15, 2025.

In all other aspects, the Agreement is ratified and affirmed as the date first written above.

COMPANY:

ACCREDITED SOLUTIONS, INC.

Signed by:

By: ______________________________
Eduardo A. Brito
Chief Executive Officer

NOTEHOLDER:

JANBELLA GROUP, LLC

By: ______________________________
William Alessi
Managing Member